NEWS RELEASE

TimkenSteel Corporation Announces
Preliminary Results for First-Quarter 2017

Canton, Ohio: April 13, 2017 - TimkenSteel (NYSE: TMST) (timkensteel.com), a leader in customized alloy steel products and services, today reported that it expects first-quarter net sales of approximately $309 million on 280,000 ship tons and a net loss of approximately $5 million, as compared with fourth-quarter 2016 net sales of $215 million and a net loss of $67 million. The company expects EBITDA for the quarter to be approximately $17 million, which is lower than its original guidance. TimkenSteel will release full financial results for the first quarter on Thursday, April 27.
“Quarter-over-quarter sales have increased by about 45 percent primarily due to increasing demand and new business. The sequential improvement in structural EBITDA was about $15 million, which is significant, although below our original expectations due to the timing of capturing manufacturing leverage,” said Tim Timken, chairman, CEO and president. “As we ramp production, we’re hiring to increase capacity to serve rebounding demand while also drawing from inventory in greater proportions than we had anticipated.”

EBITDA: 2016 fourth quarter vs. 2017 first quarter

•	Competitive market positioning impacted price and mix.

•	Manufacturing costs were favorable as melt utilization increased from 50 percent in fourth-quarter 2016 to 71 percent in first-quarter 2017.

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•	Favorable raw material spread was largely driven by increase in scrap and alloy indices.

The full financial results and first-quarter 2017 earnings supporting information will be available after the close of market trading on April 27 at investors.timkensteel.com. A conference call to discuss the performance will follow at 9 a.m. EDT on Friday, April 28.

TimkenSteel Earnings Call Information:

Conference Call	Friday, April 28, 2017 9 a.m. EDT Toll-free dial-in: 877-201-0168 International dial-in: 647-788-4901 Conference ID: 3228265
Conference Call Replay	Replay dial-in available through May 12, 2017 800-585-8367 or 416-621-4642 Replay passcode: 3228265
Live Webcast	investors.timkensteel.com

About TimkenSteel Corporation
TimkenSteel (NYSE:TMST, timkensteel.com) creates tailored steel products and services for demanding applications, helping customers push the bounds of what's possible within their industries. The company reaches around the world in its customers' products and leads North America in large alloy steel bars (up to 16 inches in diameter) and seamless mechanical tubing made of its special bar quality (SBQ) steel, as well as supply chain and steel services. TimkenSteel operates warehouses and sales offices in five countries and has made all of its steel in America for 100 years. The company posted sales of $870 million in 2016. Follow us on Twitter @TimkenSteel and on Instagram.

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NON-GAAP FINANCIAL MEASURES
TimkenSteel reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”) and corresponding metrics as non-GAAP financial measures.  This earnings release includes references to the following non-GAAP financial measures:  EBITDA and Adjusted EBITDA.  These are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.  Management believes that reporting these non-GAAP financial measures is useful to investors as these measures are representative of the Company’s performance and provide improved comparability of results.   See the attached schedules for definitions of the non-GAAP financial measures referred to above and corresponding reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measures, as well as supplemental financial data. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, TimkenSteel's results prepared in accordance with GAAP. In addition, the non-GAAP measures TimkenSteel uses may differ from non-GAAP measures used by other companies, and other companies may not define the non-GAAP measures TimkenSteel uses in the same way.

This news release includes "forward-looking" statements within the meaning of the federal securities laws. You can generally identify the company's forward-looking statements by words such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "outlook," "intend," "may," "plan," "possible," "potential," "predict," "project," "seek," "target," "should" or "would" or other similar words, phrases or expressions that convey the uncertainty of future events or outcomes. The company cautions readers that actual results may differ materially from those expressed or implied in forward-looking statements made by or on behalf of the company due to a variety of factors, such as: the finalization of the company’s financial statements for first-quarter 2017; the impact of mark-to-market accounting; the company's ability to realize the expected benefits of its spinoff from The Timken Company; deterioration in world economic conditions, or in economic conditions in any of the geographic regions in which the company conducts business, including additional adverse effects from global economic slowdown, terrorism or hostilities, including political risks associated with the potential instability of governments and legal systems in countries in which the company or its customers conduct business, and changes in currency valuations; the effects of fluctuations in customer demand on sales, product mix and prices in the industries in which the company operates,

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including the ability of the company to respond to rapid changes in customer demand, the effects of customer bankruptcies or liquidations, the impact of changes in industrial business cycles, and whether conditions of fair trade exist in U.S. markets; competitive factors, including changes in market penetration, increasing price competition by existing or new foreign and domestic competitors, the introduction of new products by existing and new competitors, and new technology that may impact the way the company's products are sold or distributed; changes in operating costs, including the effect of changes in the company's manufacturing processes, changes in costs associated with varying levels of operations and manufacturing capacity, availability of raw materials and energy, the company's ability to mitigate the impact of fluctuations in raw materials and energy costs and the effectiveness of its surcharge mechanism, changes in the expected costs associated with product warranty claims, changes resulting from inventory management, cost reduction initiatives and different levels of customer demands, the effects of unplanned work stoppages, and changes in the cost of labor and benefits; the success of the company's operating plans, announced programs, initiatives and capital investments (including the jumbo bloom vertical caster and advanced quench-and-temper facility); the ability to integrate acquired companies, the ability of acquired companies to achieve satisfactory operating results, including results being accretive to earnings; the company's ability to maintain appropriate relations with unions that represent its employees in certain locations in order to avoid disruptions of business; and the availability of financing and interest rates, which affect the company's cost of funds and/or ability to raise capital, the company's pension obligations and investment performance, and/or customer demand and the ability of customers to obtain financing to purchase the company's products or equipment that contain its products.

Additional risks relating to the company's business, the industries in which the company operates or the company's common shares may be described from time to time in the company's filings with the SEC. All of these risk factors are difficult to predict, are subject to material uncertainties that may affect actual results and may be beyond the company's control. Readers are cautioned that it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results and that the above list should not be considered to be a complete list. Except as required by the federal securities laws, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Reconciliation of Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization (EBITDA) (1) and Adjusted EBITDA (2) to GAAP Net Loss:

This reconciliation is provided as additional relevant information about the Company's performance. EBITDA and Adjusted EBITDA are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBITDA and Adjusted EBITDA is useful to investors as these measures are representative of the Company's performance. Management also believes that it is appropriate to compare GAAP net loss to EBITDA and Adjusted EBITDA. The "PRELIMINARY" results are subject to change as we finalize our financial statements, which will be provided at a later date in Company's Form 10-Q for the quarter ended March 31, 2017.

	Three Months Ended
	March 31,	December 31,
	2017	2016
(Dollars in millions)	PRELIMINARY
Net loss	($5.3)	($67.0)

Provision (Benefit) for income taxes	0.3	(13.0)
Interest expense	3.6	3.4
Depreciation and amortization	18.9	18.8
Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization (EBITDA) (1)	$17.5	($57.8)

Actuarial gains/(losses) from remeasurement of mark-to-market accounting	—	59.3
Adjusted EBITDA (2)	$17.5	$1.5

(1) EBITDA is defined as net income (loss) before interest expense, income taxes, depreciation and amortization.
(2) Adjusted EBITDA is defined as EBITDA excluding the remeasurement impact of mark-to-market accounting.

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